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                                  Exhibit 10.17

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     For the Sparkasse [Savings Bank]               Sparkasse               1/99
                                                    Freiburg - Northern Breisgau
Loan with initial fixed interest                    P.O. Box 11 70
to legal entities or for commercial or independent  79011 Freiburg
professional purposes already exercised             FKA/035/ADL/BR
                                                    -Sparkasse-
                                                    Account no.       6000316396
                                                    Date   Freiburg, May 7, 1999
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ADL Vertriebs GmbH Gesellschaft fur
Allergie, Diaknostika und Laborkonzepte
Jechtinger Strasse 9
79111 Freiburg
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- hereinafter called the Borrower - receive(s) from the Sparkasse under the following terms a

          loan for the nominal amount of 380,000.00 DM
2

Account to be credited:   1 002 038 6         Account to be debited: 1 002 038 6

1  COSTS OF LOAN, REPAYMENT
1.1 INTEREST: The loan is subject to interest at 5.200 percent per year. This interest rate is unchanging until May 30, 2004. No earlier than six weeks, no later than two weeks before the end of the fixed interest period either party can request that the terms for granting of the loan (interest rate, disagio, etc.) be renegotiated. If no new loan conditions are agreed to before the end of the fixed interest period, the loan will continue under terms subject to change. The interest rate set by the Sparkasse for loans of this type shall apply. If market conditions change, the Sparkasse has the right to lower or raise the interest effective immediately by declaration to the Borrower.

1.2 The Sparkasse will impose a disagio of        percent and a one-time
processing commission of       percent of the loan amount. The two amounts will
be charged by the Sparkasse upon the first payout. In the event of early repayment of the loan, the processing commission will not be refunded - not even in part. The disagio will be charged as follows:

1.3 OTHER COSTS: All costs which arise as a result of the conclusion and execution of this contract, including the furnishing of collateral, shall be borne by the Borrower.

1.4 PROVISION, NON-ACCEPTANCE: The Borrower is obligated to prepare the conditions for payout and to receive the loan. Starting on November 1, 1999 the Sparkasse has the right to charge provision interest of 3.00 percent per year for the amount of the loan not used. If the payout ultimately does not come about for a reason for which the Sparkasse is not responsible, it retains all of its contractual and legal rights. Even in this case the provision commission will be charged. This also applies even if the Sparkasse make use of its rights in accordance with No. 9.3.

1.5 REPAYMENT AND PAYMENT DEADLINES: All amounts due for payment well be debited from the debit account designated above. INTEREST is due for the first time on the payment date following the first payout, PRINCIPAL PAYMENTS for the first time on June 30, 1999.
Redemption loans: Repayment 17.55 percent per year of the face value of the loan plus the interest saved by the repayment.

The annual payment (interest plus principal) is at present 86,471.28 DM. It is to be paid in installments of (1) 7,205.94 DM on/at the end of the month. Until the beginning of repayment, only the interest is to be paid on these dates. If there is a change in the interest rate (No. 1.1), the Sparkasse can also adjust the payment amount.

Installment loans:  Annual repayment(1)    in installments of(1)           on/at
                 .  The interest is to be paid in installments on/at           .

Fixed loans:        The loan is to be repaid on/at      . The interest is to be
                    paid in installments on/at                                 .

1.6 If the borrower does not make a payment when it is due, the Sparkasse can charge for its damages from the delay without jeopardizing additional claims.

2  SPECIAL PROVISIONS

The costs of the loan statement in the amount of DM 20.00 per year shall be borne by the borrower. Also applicable are the conditions named in Appendices 1, 2 and 3, which are a material part of this loan agreement.

3  COLLATERAL
The loan cannot be drawn upon until all of the prerequisites are fulfilled so that the agreed-upon collateral is available to the Sparkasse, and the Sparkasse has verification thereof, if appropriate. The following collateral is provided to the Sparkasse in special documents, irrespective of the liability of any already existing or future collateral in conjunction with the collateral purpose thereof:

- Security assignment of merchandise stock; provider of collateral: ADL Vertriebs GmbH
- Assignment of accounts receivable, blanket assignment from A to Z; provider of collateral: ADL Vertriebs GmbH
-    Assignment of the rights and claims of a term life insurance policy for
     DM 300,000.00; insured: Franz Maier
-    Indemnity bond of the Burgschaftsbank Baden-Wurttemberg GmbH for
     DM 266,000.00
-    Absolute guaranty from Mr. Franz Maier for DM 350,000.00
-    Absolute guaranty from Mr. Joachim Helver for DM 120,000.00
-    Absolute guaranty from Ms. Eva Heidt for DM 120,000.00
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                                  Exhibit 10.17
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4 SPECIAL TERMS OF PAYOUT FOR CONSTRUCTION FINANCING
4.1 The loan will be disbursed if the audit of the documents which are still to be submitted to the Sparkasse so permit. To test the condition for disbursement of the loan, the Sparkasse has the right to have an inspection and appraisal of the mortgaged property performed at the Borrower's expense.
4.2 At the option of the Sparkasse, depending on the progress of the construction work partial payments can be made, as long as the conditions for disbursement are satisfied. Care must be taken to ensure that the construction project can be completed with the funds still available. As a rule the Sparkasse will make partial payments only after all outside and inside funds have been used and after the shell construction is complete.

5 LIMITATION OF ASSIGNMENT
The claim for disbursement of the loan can only be assigned or pledged with the consent of the Sparkasse.

6 MULTIPLE BORROWERS, RETRANSFER OF COLLATERAL
In the case of multiple borrowers, each is entitled separately to receive the loan. Multiple borrowers are liable as co-debtors, including liability for any overdraft of the giro account of one of the borrowers due to debiting of the installment charges.
If the Sparkasse is satisfied by one of the borrowers, it does not test whether the latter is entitled to items of collateral which it no longer requires. In principle it will return such collateral to the provider of the collateral, if the borrower who makes the payment does not prove that the provider of the collateral has approved having it turned over to him.

7 FULFILLMENT
All payments are to be paid or remitted - at no cost to the Sparkasse - in the business premises of the Sparkasse or at a place to be designated by it. The Sparkasse has the right to apply the payments to the amounts owed at its own discretion, and if there are multiple debt relationships, can determine to which debt relationship, and to which amounts owed, payments are to be applied.

8 DUTY OF DISCLOSURE AND NOTIFICATION
The Borrower must grant the Sparkasse, a fiduciary designated by it, or a responsible auditing agency access at all times to examine the Borrower's business circumstances, must in particular submit its books, balance sheets, financial statements and business papers or must allow these procedures to be examined and audited, must give all desired information and allow its operations to be observed. The Sparkasse is required by law to have the business circumstances of the Borrower disclosed to it.
AFTER CONSULTATION WITH THE BORROWER, THE SPARKASSE CAN REQUEST THE NECESSARY DOCUMENTS AND INFORMATION DIRECTLY FROM THE BORROWER'S ACCOUNTING AND TAX ADVISORS.
If the specified documents and information are stored on data media, the Borrower is obligated to make them readable within a reasonable time.
THE SPARKASSE HAS THE RIGHT TO EXAMINE THE PUBLIC REGISTERS AND THE REAL ESTATE REGISTER AND FILES AT ANY TIME AND TO REQUEST SIMPLE OR CERTIFIED COPIES AND EXTRACTS AT THE BORROWER'S EXPENSE, AND TO OBTAIN INFORMATION FROM INSURANCE COMPANIES, GOVERNMENT AGENCIES AND OTHER SOURCES WHICH IT MAY CONSIDER NECESSARY FOR EVALUATING THE LOAN RELATIONSHIP.

9 CANCELLATION, ACCOUNT DUE IMMEDIATELY
9.1 The loan can be terminated in whole or in part by either side with one month's notice, effective at the expiration of the first or a subsequent fixed interest agreement in accordance with No. 1.1. If the loan is continued at a variable interest rate after the expiration of the first or a subsequent fixed interest agreement, it can be terminated at any time with three months' notice to the other contracting party.

The cancellation is to be in writing. Termination by the Borrower will be treated as null and void, if the Borrower does not pay back the amount owed within two weeks after the effective date of the termination.

9.2 Irrespective of its right to cancel without advance notice for other significant cause (No. 26 AGB), the Sparkasse can declare the principal due and payable immediately,
- if the provider of the collateral violates the special duties imposed upon it in the separate collateral agreement or land charge initiation documents;
-    if the Borrower violates the duties imposed upon it in No. 8;
- if the Borrower falls more than 14 days behind with payments due, and also does not pay after an additional follow-up deadline of at least 14 days has been set by the Sparkasse;
- if forced sale or forced administration is initiated with respect to the encumbered collateral property or parts thereof; the case of forced sale because of conflict between co-owners or co-holders of hereditary building rights is excluded;
- if accessory items, rents or lease charges are attached, or if they are disposed of without the consent of the Sparkasse, unless the disposal of the accessory items takes place within the bounds of proper business;
- if the pledged property is sold in whole or in part, or is otherwise disposed of, without the consent of the Sparkasse, or if, in the case of a hereditary building right, the owner of the land makes use of its right of reversion;
- if the legal validity or the priority of the land charge is disputed, or the agreed-upon priority is not procured within two months.

9.3 THE SPARKASSE HAS THE RIGHT TO REFUSE TO DISBURSE THE LOAN, OR TO DECLARE AMOUNTS WHICH HAVE ALREADY BEEN PAID OUT IMMEDIATELY DUE AND PAYABLE, IF
- the information contained in the loan documents turns out to be incorrect or if significant changes occur in the personal and business circumstances of the Borrower or the provider of collateral, in particular if the overall financing of the building project is no longer assured or completion appears threatened for other reasons,
-    the right to disbursement of the loan is attached.
If there are multiple borrowers or providers of collateral, the provisions stated above under 9.1 to 9.3 apply even if the conditions for cancellation recall of the loan reside in the person of only one borrower or provider of collateral.

10 PLACE OF JURISDICTION
If the place of jurisdiction is not determined by the encumbered parcel of land, and the authority of the general place of jurisdiction is not already evident from ss. 10 ZPO (Code of Civil Procedure), the Sparkasse can pursue its claims at its general place of jurisdiction, if the contracting partner to be sued is a Kaufmann [specially defined entrepreneur under German law - Transl.] or a legal entity in the meaning of No. 6 AGB [General Business Terms and Conditions], or has no general place of jurisdiction in Germany at the time of entering into the contract, or later relocates his residence or usual whereabouts outside of the Federal Republic of Germany, or if his place of residence or usual whereabouts are not known at the time the action is brought.

11 CONSENT TO DISCLOSURE OF INFORMATION IN CONJUNCTION WITH REFINANCING
The Borrower consents to the Sparkasse conveying to a central bank or a refinancing bank (refinancing institute) the necessary information (such as amount of loan, due date, name and address of the Borrower), if the Sparkasse assigns or pledges the loan receivable to a refinancing institute or uses it for refinancing on the basis of some other legal instrument.

12 GENERAL BUSINESS TERMS AND CONDITIONS
The Sparkasse specifically points out that in addition, its General Business Terms and Conditions (AGB) are part of the contract. The AGB are available for review in the counter hall of the Sparkasse.

The contract and the copy/copies are to be signed by all of the borrowers named on the front!
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Note: if a jointly liable borrower is a consumer in the meaning of ss.1
VerbrKrG, form 191 050.000 is also required.

City, date                                            (if different from Page 1)
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Freiburg, May 31, 1999
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Verification of identity
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Person 2 known & already verified under account_____________
Identified by   __Personal Identity Card   __Passport
No._______________________________________ issued by

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Person 2 known & already verified under account_____________
Identified by   __Personal Identity Card   __Passport
No._______________________________________ issued by

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Identity checked              Signature of the preparer (with ID no.)
and for the
correctness of the
signature(s):
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Company name and signature(s) of Borrower(s)
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The borrower(s) is/are acting on own account:
__ Yes   __ No

                                   Franz Maier

ADL Vertriebs GmbH Gesellschaft fur Allergie, Diaknostika und Laborkonzepte

For the Sparkasse:
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Sparkasse
Freiburg - Northern Breisgau
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(1)  Each party to the contract will receive a copy of the AGB, if there is no prior business relationship and the contract is concluded outside of the Sparkasse.